                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): March 12, 1999


                                 EARTHWEB INC.
               (Exact Name of Registrant as Specified in Charter)



          DELAWARE                                      000-25017                        13-3899472
(State or Other Jurisdiction                    (Commission File Number)           (IRS Identification No.)
      of Incorporation)

                 3 PARK AVENUE, NEW YORK, NEW YORK   10016
           (Address of Principal Executive Offices)  (Zip Code)


                               (212) 725-6550
           (Registrant's telephone number, including area code)

ITEM 7. FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION.

(a)     Financial Statements of Business Acquired.

                       Report of Independent Accountants



To the Board of Directors
MicroHouse International, Inc.:


In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of MicroHouse International, Inc. (the "Company") at December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


                                                      PricewaterhouseCoopers LLP

Denver, Colorado
April 23, 1999

                        Micro House International, Inc.

                                 Balance Sheet
                            as of December 31, 1998


ASSETS:
Current assets:
 Cash and cash equivalents                                                                       $       59,569
 Accounts receivable, less allowances for doubtful accounts and returns of $317,105                     933,583
 Receivable-affiliates, net                                                                             475,320
 Prepaid expenses and other current assets                                                               60,546
                                                                                                 --------------

     Total current assets                                                                             1,529,018

Fixed assets, net                                                                                       213,309
Goodwill, net                                                                                         1,414,441
Other assets                                                                                             21,239
                                                                                                 --------------

      Total assets                                                                               $    3,178,007
                                                                                                 ==============

LIABILITIES AND STOCKHOLDERS' DEFICIT:
Current liabilities:
 Accounts payable                                                                                $      432,720
 Payables-affiliates                                                                                    125,000
 Accrued expenses                                                                                       324,574
 Deferred revenue                                                                                     1,918,100
 Notes payable                                                                                          409,038
 Line of credit                                                                                         221,290
 Obligations under capital leases                                                                         9,370
                                                                                                 --------------
     Total current liabilities                                                                        3,440,092

Deferred revenue                                                                                        202,891
Notes payable, less current portion                                                                   1,272,205
Obligations under capital leases, less current portion                                                   15,349
                                                                                                 --------------

     Total liabilities                                                                                4,930,537
                                                                                                 --------------


Stockholders' deficit:
 Common stock, par value $1 per share (10,000 shares authorized,
   204 shares issued and outstanding)                                                                       204
 Additional paid in capital                                                                             620,939
 Accumulated other comprehensive loss                                                                    (9,976)
 Accumulated deficit                                                                                 (2,363,697)
                                                                                                 --------------
     Total stockholders' deficit                                                                     (1,752,530)
                                                                                                 --------------

      Total liabilities and stockholders' deficit                                                $    3,178,007
                                                                                                 ==============



   The accompanying notes are an integral part of these financial statements.

                        Micro House International, Inc.

                 Statement of Operations and Comprehensive Loss
                      for the year ended December 31, 1998
--------------------------------------------------------------------------------

Net revenues                                                $    4,005,589
Royalties and other revenue                                        187,823
                                                            --------------
     Total revenue                                               4,193,412

Cost of revenues                                                (1,185,440)
                                                            --------------
Gross profit                                                     3,007,972
                                                            --------------
Operating expenses:
 Selling and marketing                                           1,983,876
 Research and development                                          106,833
 General and administrative                                      1,938,534
 Depreciation                                                      173,304
 Amortization                                                      282,888
                                                            --------------
     Total operating expenses                                    4,485,435
                                                            --------------
     Loss from operations                                       (1,477,463)
Interest expense, net                                             (133,486)
                                                            --------------
     Loss from continuing operations                            (1,610,949)
                                                            --------------
Discontinued operations:
 Income from discontinued operations                               567,735
 Gain on disposal of discontinued operations                        43,782
                                                            --------------
     Total income from discontinued operations                     611,517
                                                            --------------
     Net loss                                                     (999,432)

 Other comprehensive loss:
  Unrealized loss on securities                                     (9,976)
                                                            --------------
      Comprehensive loss                                    $   (1,009,408)
                                                            ==============



   The accompanying notes are an integral part of these financial statements.

                        Micro House International, Inc.

                       Statement of Stockholders' Deficit
                      for the year ended December 31, 1998


                                 Common Stock             Additional      Accumulated Other     Accumulated             Total
                           -----------------------         Paid in          Comprehensive                           Stockholders'
                             Shares         Amount         Capital              Loss              Deficit              Deficit
                           --------       --------     --------------    -------------------  ----------------    ----------------
Balance at December 31,
  1997                          200       $    200     $          800     $            --      $ (1,330,982)       $    (1,329,982)

 Issuance of stock                4              4            199,996                  --                --                200,000

 Capital contributions           --             --            420,143                  --                --                420,143

 Comprehensive loss:
  Net loss                       --             --                 --                  --          (999,432)              (999,432)
  Unrealized loss on
     securities                  --             --                 --              (9,976)               --                 (9,976)

 Dividends                       --             --                 --                  --           (33,283)               (33,283)
                             ------       --------     --------------     ---------------      ------------        ---------------
Balance at December 31,
  1998                          204       $    204     $      620,939     $        (9,976)     $ (2,363,697)       $    (1,752,530)
                             ======       ========     ==============     ===============      ============        ===============


   The accompanying notes are an integral part of these financial statements.

                        Micro House International, Inc.

                            Statement of Cash Flows
                      for the year ended December 31, 1998
--------------------------------------------------------------------------------

Cash flows from operating activities:
 Net loss                                                   $     (999,432)
 Adjustments to reconcile net loss to net cash
   used in operating activities:
  Depreciation                                                     173,304
  Amortization                                                     282,888
  Gain on disposal of discontinued operations                      (43,782)
  Provision for losses on accounts receivable                      206,996
  Other                                                              1,223
 Changes in operating assets and liabilities:
  Accounts receivable                                             (622,417)
  Receivable - affiliates, net                                     492,474
  Inventory                                                         27,973
  Prepaid expenses                                                  72,149
  Other assets                                                      (8,016)
  Accounts payable                                                 (57,087)
  Accrued expenses                                                 146,030
  Payables - affiliates                                            125,000
  Deferred revenue                                                 583,680
                                                            --------------
     Net cash provided by  operating activities                    380,983
                                                            --------------
Cash flows from investing activities:
 Purchase of fixed assets                                          (55,592)
 Software development costs                                       (246,400)
 Acquisitions                                                   (2,084,604)
                                                            --------------
     Net cash used in investing activities                      (2,386,596)
                                                            --------------
Cash flows from financing activities:
 Proceeds from issuance of common stock                            200,000
 Dividends paid                                                    (33,283)
 Capital contributions                                             420,143
 Payments on line of credit                                       (211,841)
 Proceeds from issuance of debt                                  1,906,596
 Repayment of debt                                                (289,705)
                                                            --------------
     Net cash provided by financing activities                   1,991,910
                                                            --------------
Net decrease in cash and cash equivalents                          (13,703)
Cash and cash equivalents, beginning of year                        73,272
                                                            --------------
Cash and cash equivalents, end of year                      $       59,569
                                                            ==============
Supplemental Disclosure of Non-cash
 Investing and Financing Activities:

 Cash paid for interest                                     $      126,613
                                                            ==============
 Fixed assets received in settlement of accounts
   receivable                                               $       27,869
                                                            ==============
 Fixed assets acquired through capital leases               $       29,618
                                                            ==============

  The accompanying notes are an integral part of these financial statements.

1.  The Company

    MicroHouse International, Inc. (the "Company") was incorporated under the laws of the State of Florida in 1991. The Company writes, markets and distributes technical support information.

2.  Significant Accounting Policies and Procedures


    Revenue Recognition

    Revenue is recognized as technical support information is delivered. When a product sale includes the right to receive updates, revenue is recognized over the term of the total deliveries based on the relative value of each delivered product. Accounts receivable allowances are provided for estimated uncollectible accounts, sales discounts and returns.

    Cash and Cash Equivalents

    Cash and cash equivalents include cash on deposit and liquid investments with original maturities of less than 90 days. The carrying amount approximates fair value due to the short-term maturity of these instruments.

    Concentration of Credit Risk

    Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. The majority of cash and cash equivalents was held by one federally insured financial institution at December 31, 1998. At various times, the Company maintains cash balances in excess of federally insured limits.

    The Company sells its products to customers in several industries worldwide. Additionally, the Company sells through select resellers and distributors worldwide. The Company does not require collateral on accounts receivable. The Company maintains adequate reserves for potential credit losses.

    As of December 31, 1998, one customer accounted for 12% of the accounts receivable balance.

    Marketable Securities

    Marketable securities of $1,042, included in prepaid expenses and other current assets, consist of investments held in preferred stock in exchange for the forgiveness of certain trade receivables due the Company. The Company has classified these investment securities as available-for-sale under Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Instruments in Debt and Equity Securities. Accordingly, these securities are reported at fair market value with unrealized gains and losses included in stockholders' deficit. The Company recognized unrealized losses on investments of $9,976 in 1998.

    Fixed Assets

    Property and equipment primarily consists of computer hardware, computer software and office furniture. Property and equipment is stated at cost and depreciated using the straight-line method over their estimated useful lives. Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful life of the improvement. Maintenance and repair costs are expensed as incurred. Significant renovations and improvements which improve assets and/or extend the life of assets are capitalized. Gains and losses on the disposal of equipment are included in income as they occur.

    Goodwill

    Goodwill recognized in connection with acquisitions accounted for under the purchase method of accounting is amortized using the straight-line method over 4.5 years. A total of $282,888 of goodwill has been amortized during 1998.

  Income Taxes

  The financial statements do not include a provision for income taxes as the Company is a Subchapter S Corporation. Under Internal Revenue Service regulations, the income tax liability is borne by the stockholders of the Subchapter S Corporation.

  Risks and Uncertainties

  The Company has a limited operating history and its prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly evolving markets for technical support information. The Company's success will therefore depend in part on establishing and maintaining a leadership position in the field of providing technical support information, as well as providing related information technology products.

  Use of Estimates

  The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

  Financial Instruments
  The recorded amounts of financial instruments approximate their fair values.

  Long-Lived Assets

  The carrying value of assets is reviewed on a regular basis for the existence of facts or circumstances, both internally and externally, that suggest impairment. The Company determines impairment by comparing recorded amounts to the expected future cash flows from the asset under evaluation. The cash flow estimates contain management's best estimates, using appropriate and customary assumptions and projections.

  3.  Acquisitions


  In March and April 1998, the Company purchased specified assets of White Star and Ziff-Davis for total consideration of approximately $2,085,000. Both acquisitions were accounted for as purchases and are included in the Company's operations beginning on the date of acquisition.

  The total consideration paid by the Company included cash of $250,000 and promissory notes totaling $1,850,000. A promissory note for $1,500,000 was issued with an interest rate of 10% and quarterly payments for 15 quarters. Another promissory note for $350,000 was issued bearing no interest with variable payments due monthly. A discount of $15,396 was recorded.

  The allocations of the purchase prices for the 1998 acquisitions are summarized as follows:

  Property and equipment                            $       52,671
  Intangible assets                                      1,697,329
  Capitalized software                                     335,000
                                                    --------------
                                                    $    2,085,000
                                                    ==============


  See Note 4 for discussion of the discontinuation and sale of the ImageCast
  Products Division acquired in this acquisition.


  The following unaudited pro forma information presents the Company's results of operations for the year ended December 31, 1998, after giving effect to the acquisition of specified assets of Ziff-Davis, as if the acquisition had been consummated on January 1, 1998. Such unaudited pro forma information is based on the historical financial information of the Company and Ziff-Davis and does not include operational or other changes which might have been incurred by the Company.

  The unaudited pro forma information for the year ended December 31, 1998 presented below, exclusive of discontinued operations, is for illustrative information purposes only and is not necessarily indicative of results which would have been achieved or results which may be achieved in the future.

  Net revenue                                     $    4,977,122
                                                  ==============

  Net loss from continuing operations             $   (1,584,594)
                                                  ==============

  4.  Discontinued Operations

  In November 1998, the Company formalized its plan to discontinue its ImageCast Products Division and, in the same month, sold this product division to a related party for $650,000. Accordingly, operating results have been reclassified and reported in discontinued operations.

  Operating results of the discontinued operations are as follows:

    Revenues                                        $    1,291,189
    Expenses                                              (723,454)
                                                    --------------

    Net income                                      $      567,735
                                                    ==============

  In connection with the sale, the Company recorded a gain of approximately $44,000.

  5.  Fixed Assets

  The major classes of property and equipment and the related depreciation lives at December 31, 1998 are as follows:

                                                                               Estimated
                                                                              Useful Lives
                                                                             --------------

    Computer equipment and software                       $    554,692          3 - 5 years
    Furniture, fixtures and equipment                          249,435              5 years
    Leasehold improvements                                      15,475              3 years
                                                          ------------

                                                               819,602
      Less, accumulated depreciation and amortization          606,293
                                                          ------------

                                                          $    213,309
                                                          ============

6.  Commitments and Contingencies


  Leases
  The Company leases office space and equipment. The future payments under all lease agreements are as follows:

                                                                      Capital              Operating
                                                                      Leases                Leases
                                                                  -------------         -------------

1999                                                              $      12,645         $     187,211
2000                                                                     11,835               176,396
2001                                                                      5,530                28,112
                                                                  -------------         -------------

Total minimum lease payments                                             30,010         $     391,719
                                                                                        =============
Less:  Amounts representing interest                                      5,291
                                                                  -------------
Present value of net minimum lease payments                              24,719
Less:  Current portion                                                    9,370
                                                                  -------------
Long-term portion                                                 $      15,349
                                                                  =============

  The Company recognized $254,067 of rent expense for the year ended December 31, 1998. The cost of equipment under capital lease included in property and equipment was $29,618 at December 31, 1998.

7.    Debt

  The following describes the Company's outstanding debt:

   Line of credit with a bank which provides for borrowings up to $225,000; due
   January 15, 1999; interest at prime plus 1.0% (8.75% at December 31, 1998);
   monthly interest payments only, collateralized by all business assets                          $   221,290

   Fixed rate note; due January 1, 2002; interest at 10%, quarterly payments of interest only beginning July 1, 1998; quarterly payments of principal and interest
   beginning April 1, 1999 of $146,231, collateralized by all assets purchased                      1,500,000

   Noninterest bearing note; due February 1, 1999; monthly payments of varying
   amounts, collateralized by all assets purchased                                                     60,065

   Variable rate note to stockholder; due February 1, 2018; interest at prime plus
   1.75% (9.5% at December 31, 1998); monthly principal and interest payments of                       74,089
   varying amounts

   Fixed rate note to stockholder; due February 1, 2009; interest at 9.71%                             15,000

   Fixed rate note to stockholder; due February 1, 2009; interest at 8.0%; annual
   interest payments only                                                                              15,000

   Fixed rate note; due April 3, 2000; interest at 9.65%; monthly payments of
   principal and interest of $1,164, collateralized by automobile                                      17,089
                                                                                                  -----------
                                                                                                    1,902,533
   Less:  Current portion                                                                            (630,328)
                                                                                                  -----------
                                                                                                  $ 1,272,205
                                                                                                  ===========

  Debt repayments are as follows:

1999                                                 $       630,328
2000                                                         492,073
2001                                                         538,303
2002                                                         144,231
2003                                                           1,532
Thereafter                                                    96,066
                                                     ---------------

                                                     $     1,902,533
                                                     ===============

  The line of credit was extended for an additional three-month period after December 31, 1998. All balances relating to the line of credit, the noninterest-bearing note due February 1999 and the fixed rate note due April 3, 2000, were fully paid off in April 1999.

8.  Employee Savings Plan


  The Company has a savings plan (the "Savings Plan") that qualifies as a deferred salary arrangement under Internal Revenue Section 401(k). Under the Savings Plan, participating employees may defer a portion of their pretax earnings, up to the Internal Revenue Service annual contribution limit. For the year ended December 31, 1998, the Company did not contribute to the Savings Plan.

9.  Related Party Transactions


  The Company enters into transactions with Micro House Development ("MHD") and Micro House Solutions ("MHS"). The major stockholders of the Company have a majority ownership in MHD and MHS.

  The Company provides technical and management advisory services to MHD and MHS. The Company invoices MHD and MHS for associated costs. MHD and MHS sell Company products and are paid an up-front agreed royalty amount.
  Additionally, the Company sells products on behalf of MHD and MHS and receive an agreed royalty amount. These transactions are summarized below as follows:

                                                               MHD                    MHS                   Total
                                                         -------------          -------------          -------------

Notes receivable from                                    $     450,000          $     168,801          $     618,801
Purchases from                                                 (31,459)                    --                (31,459)
Accounts payable to                                                 --               (424,707)              (424,707)
Accounts receivable from                                            --                145,128                145,128
Royalties paid to                                             (145,652)               (34,825)              (180,477)
Expenses reimbursed from                                       197,240                     --                197,240
Sales of products for                                          (32,981)                    --                (32,981)
Royalties received from                                             --                 35,000                 35,000

  Additional related party transactions include receivables totaling $11,098 at December 31, 1998. The amounts are primarily due from stockholders.


10.  Subsequent Event


  In March 1999, the Company was sold to EarthWeb Inc.

(b) Unaudited Pro Forma Condensed Consolidated Financial Information

In March 1999, EarthWeb Inc. ("EarthWeb") acquired MicroHouse International, Inc. ("MHI") for approximately $9 million. In addition, EarthWeb assumed approximately $1.7 million in MHI debt as part of the acquisition. The consideration paid by EarthWeb to acquire all of the capital stock of MHI consisted of (a) $1.6 million in cash, $1.0 million of which was paid at closing, with $500,000 and $95,000 of the balance payable on July 19, 1999 and April 1, 2000 respectively, (b) 50,856 shares of EarthWeb common stock delivered at closing, valued at $2.2 million based upon a stock price of $43.14 of which 48,314 shares were delivered to the sellers and the balance were delivered to Ascent Partners, Inc. as a fee in connection with the acquisition and (c) promissory note in the aggregate amount of approximately $5.0 million convertible into 126,475 shares of common stock on March 20, 2000 ( the "Promissory Note"). The beneficial conversion feature related to the convertible note payable of approximately $482,000, represents the difference between the average share price from March 17, 1999 to March 23, 1999 of $43.14 and their negotiated conversion price of $39.33. This beneficial conversion feature will be amortized over the one-year life of the note payable as a non-cash interest expense. The note is not convertible prior to March 20, 2000. The amount of consideration paid by EarthWeb was funded through the issuance of EarthWeb common stock and the Promissory Note, and from the proceeds of EarthWeb's initial public offering.

The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998 gives effect to the acquisition of MHI as if it occurred on January 1, 1998 and is based on the historical results of operations of EarthWeb and MHI for the year ended December 31, 1998. The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the acquisition of MHI as if it had occurred on December 31, 1998. The Unaudited Pro Forma Condensed Consolidated Balance Sheet and the Unaudited Pro Forma Condensed Consolidated Statement of Operations and the accompanying notes should be read in conjunction with the historical financial statements of EarthWeb and MHI and notes thereto.

The Unaudited Pro Forma Condensed Consolidated Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the consolidated company after the acquisition of MHI or of the financial position or results of operations of the consolidated company that would have actually occurred had the acquisition of MHI been effected on January 1, 1998. In addition, the Unaudited Pro Forma Condensed Consolidated Financial Information does not include the impact of the acquisition of D&L Online, Inc. which was acquired in February 1999. The impact of that acquisition was presented in EarthWeb's Form 8-K/A filed on April 15, 1999.

                                                                  EarthWeb Inc
                                         Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                                         As of December 31, 1998

                                                                                            Pro Forma                 Pro Forma
                                               EarthWeb              Microhouse            Adjustments                  Total
                                          ------------------     ------------------      -----------------         ----------------
Assets
Cash and cash equivalents                        $25,292,229           $    59,569            $(1,000,080) 1(a)          $24,351,718
Accounts receivable, net                           1,143,681               933,583                                         2,077,264
Other current assets                                 828,686               535,866               (345,807) 1(d)            1,018,745
                                          ------------------    ------------------       ----------------          -----------------

Total current assets                             $27,264,596             1,529,018             (1,345,887)               $27,447,727
Fixed assets, net                                  2,068,752               213,309                   ----                  2,282,061
Goodwill and intangible assets, net                1,069,220             1,414,441             11,772,216  1(b)           14,255,877
Other assets                                          74,816                21,239                   ----                     96,055
                                          ------------------    ------------------       ----------------          -----------------

Total assets                                     $30,477,384           $ 3,178,007            $10,426,329                $44,081,720
                                          ==================    ==================       ================          =================
Liabilities and stockholders' equity

Accounts payable and accrued expenses            $ 3,324,883           $   757,294            $   600,000  1(g)            4,682,177
Other current liabilities                            234,410             2,273,760               (892,345) 1(c)            2,115,825
                                                                                                  500,000  1(e)
Notes payable                                         ------               409,038                 ------                    409,038
                                          ------------------    ------------------       ----------------          -----------------

Total current liabilities                          3,559,293             3,440,092                207,655                  7,207,040
Other liabilities                                     65,686             1,490,445                 95,000  1(e)            1,651,131
Convertible note payable,                             ------                ------              4,491,849  1(h)            4,491,849
 net
Stockholders' equity                              26,852,405            (1,752,530)             5,631,825  1(f)           30,731,700
                                          ------------------    ------------------       ----------------          -----------------

Total liabilities and stockholders'
 equity                                          $30,477,384           $ 3,178,007            $10,426,329                $44,081,720
                                          ==================    ==================       ================          =================

The accompanying notes are an integral part of these financial statements

                                                                EarthWeb Inc.
                                     Unaudited Pro Forma Condensed Consolidated Statement of Operations
                                                    For the year ended December 31, 1998

                                                                                               Pro Forma              Pro Forma
                                                     EarthWeb              Microhouse         Adjustments               Total
                                               --------------------     ----------------     --------------       ------------------
Revenues                                               $ 3,349,165          $ 4,193,412       $      -----             $  7,542,577
Cost of revenues                                         2,131,593            1,185,440              -----                3,317,033
                                                       -----------          -----------       ------------            -------------
Gross profit                                             1,217,572            3,007,972                                   4,225,544

Operating expenses
Product development                                      1,475,665              106,833              -----                1,582,498
Sales & marketing                                        4,546,839            1,983,876              -----                6,530,715
General and administrative                               3,356,567            1,938,534            750,000  2(c)          6,045,101
Depreciation & amortization                              1,115,698              456,192          2,943,054  2(a)          4,514,944
                                                       -----------          -----------       ------------            -------------
Total operating expenses                                10,494,769            4,485,435          3,693,054               18,673,258
                                                       -----------          -----------       ------------            -------------
Operating (loss) income                                 (9,277,197)          (1,477,463)        (3,693,054)             (14,447,714)

Interest and other income, net                             307,409             (143,462)          (482,000) 2(b)           (318,053)
                                                       -----------          -----------       ------------            -------------
Loss from continuing operations                         (8,969,788)          (1,620,925)        (4,175,054)             (14,765,767)
                                                       -----------          -----------       ------------            -------------

Discontinued operations:
Income from discontinued operations                              -              567,735                  -                  567,735
Gain on disposal of discontinued operations
                                                                 -               43,782                  -                   43,782
                                                       -----------          -----------       ------------            -------------
Total income from discontinued operations                        -              611,517                  -                  611,517
                                                       -----------          -----------       ------------            -------------
Net (loss) income                                      $(8,969,788)         $(1,009,408)       $(4,175,054)            $(14,154,250)
                                                       ===========          ===========       ============            =============
Basic net loss per
 share from continuing operations                           $(2.37)                                                          $(3.85)
                                                       ===========                                                    =============
Basic net loss per share                                    $(2.37)                                                          $(3.69)
                                                       ===========                                                    =============

Weighted average shares
 used in computing basic net loss per
 share                                                   3,782,575                                  50,856  2(d)          3,833,431
                                                       ===========                            ============            =============
Supplemental pro forma basic net loss
 per share from continuing operations
                                                            $(1.53)                                                          $(2.49)
                                                       ===========                                                    =============
Weighted average shares used in
 computing supplemental pro forma basic
 net loss per share (2e)

                                                         5,880,467                                  50,856  2(d)          5,931,323
                                                       ===========                            ============            =============
The accompanying notes are an integral part of these financial statements

                   Notes to the Unaudited Pro Forma Condensed
                       Consolidated Financial Information


(1) Pro Forma Adjustments and Assumptions

The pro forma adjustments to the unaudited pro forma condensed consolidated balance sheet, assuming the acquisition of MHI occurred on December 31, 1998, are as follows:

     1(a) Adjustment to record cash payment of $1,000,080 in connection with the MHI acquisition.

     1(b) Adjustment to calculate goodwill and intangible assets and to allocate the purchase price over the estimated fair value of net assets acquired of MHI, calculated as follows:

      Cash portion of purchase price                         1,000,080
      Value of stock portion of purchase price               2,193,928
      Convertible promissory note payable                    4,973,719
      Payable portion of purchase price                        595,000
      Transaction costs                                        600,000
                                                           -----------
      Purchase price                                         9,362,727
      Add: fair value of net liabilities acquired            2,409,489
                                                           -----------
      Goodwill                                             $11,772,216
                                                           ===========

The value of the common stock issued to MHI was determined to be $43.14 a share.

     1(c) Adjustment to deferred revenue to record the balance of the future obligation of existing subscriptions at its fair value.

     1(d) Adjustment to remove MHI net related party receivables settled upon the acquisition.

     1(e) Adjustment to record current and long-term portion of the note payable to MHI stockholders as part of the total consideration paid.

     1(f) Adjustment to reflect the issuance of 50,856 shares of common stock issued in connection with the MHI acquisition and the additional paid in capital of $482,000 recorded in connection with the beneficial conversion feature of the convertible note payable.

     1(g) Adjustment to record approximately $600,000 of transaction costs incurred in connection with the acquisition of MHI.

     1(h) Adjustment to record the issuance of the convertible note of $4,973,719 to MHI stockholders. The note has been recorded net of a discount of $482,000, which will be amortized as interest expense over the one-year life of the note. The beneficial conversion feature represents the difference between the average share price from March 17, 1999 to March 23, 1999 of $43.14 and their negotiated conversion price of $39.33.

The pro forma adjustments to the unaudited pro forma condensed consolidated statement of operations, assuming the acquisition occurred on January 1, 1998, are as follows:

     2(a) Adjustment to depreciation and amortization to reflect the amortization of goodwill and intangible assets of approximately $2.9 million resulting from the acquisition of MHI, over an approximate four year period, the expected period of benefit.

     2(b) Adjustment to non cash interest expense of $482,000 to reflect the accretion of the discount on the convertible note issued in connection with the acquisition of MHI.

     2(c) Adjustment to record compensation expense of approximately $750,000 related to options issued to MHI employees to purchase shares of EarthWeb common stock at an exercise price below the fair market value of the EarthWeb common stock at the date of grant.

     2(d) Adjustment of weighted average shares of common stock outstanding of 50,856 used in computing basic and diluted net loss per share to reflect the issuance of 50,856 shares of common stock as of January 1, 1998.

     2(e) The supplemental pro forma net loss per share amount is computed by using the sum of the weighted average number of shares of common stock and the 2,439,833 shares of common stock issued in November 1998 upon conversion of preferred stock as if it had been converted on January 1, 1998.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  EarthWeb Inc.



                              By: /s/ Jack D. Hidary
                                  -----------------------------
                                  Jack D. Hidary
                                  President and Chief Executive
                                  Officer


Dated:  May 26, 1999